UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2009

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2114 Central Street, Suite 600, Kansas City, MO 64108

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

a.	On January 30, 2009, management of NovaStar Financial, Inc. (the “Company”), in consultation with the Company’s independent auditors, Deloitte & Touche LLP, concluded that the Company will restate its financial statements for the three- and six-months periods ended June 30, 2008. Accordingly, these financial statements should no longer be relied upon.

Prior to June 30, 2008, the Company’s 2007 securitized loan pool (“NHES 2007-1”) did not meet the qualifying special purpose entity criteria necessary for derecognition of the securitized assets and liabilities pursuant to Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125” (“SFAS 140”) and related authoritative accounting literature because of the excessive benefit expected to be received from the derivative instruments delivered to the trust to counteract interest rate risk. As a result, the assets and liabilities relating to this securitization were included in the Company’s consolidated financial statements.

During and prior to the quarter ended June 30, 2008, a series of events occurred that led the Company to reassess the Qualifying Special Purpose Entity (“QSPE”) criteria and conclude that it had relinquished control over the securitized loans as of June 30, 2008. Consequently, the Company determined that the assets and liabilities should be deconsolidated pursuant to SFAS 140. As of June 30, 2008, the mortgage loans – held-in-portfolio, asset-backed bonds secured by mortgage loans and all other assets and liabilities relating to this securitization were removed from the balance sheet; interests retained by the Company in this transaction were recorded in the “Mortgage securities – trading” line of the Company’s balance sheet; and a gain was recorded through the “Gains (losses) on sales of mortgage assets” line of the condensed consolidated statement of operations.

A review was initiated by the Staff of the Securities and Exchange Commission during September 2008. On January 30, 2009 the Staff concluded that the Company should not have reassessed the QSPE criteria related to derivative instruments at June 30, 2008, and thus the securitized assets and liabilities should not have been derecognized.

Although the Company’s management believed at the time that derecognition of the NHES 2007-1 was an acceptable interpretation of SFAS 140, management acknowledges that accounting rules for asset transfers is complicated and requires interpretations to be made for specific transactions and events. Management has therefore decided to restate its consolidated financial statements for the three- and six-month periods ended June 30, 2008 consistent with the views of the Staff.

The Company is evaluating the impact of the restatement on its financial statements for the three- and six-months periods ended June 30, 2008. This restatement has no effect on the Company’s liquidity, and available cash position, or future business operations.

Due to the review process that was being undertaken by the Staff, the Company did not file its quarterly financial statements for the three- and nine-months periods ended September 30, 2008. Upon completion of the restatement of the June 30, 2008 quarterly financial statements and filing its amended Quarterly Report on Form 10-Q for the second quarter of fiscal year 2008, the Company will conclude the preparation of its September 30, 2008 quarterly financial statements and will file its Quarterly Report on Form 10-Q for the third quarter of fiscal year 2008.

The Company’s Audit Committee has discussed this restatement with the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee has recommended to the Company’s Board of Directors that the Company restate its financial statements for the three- and six-months periods ended June 30, 2008 and the Board of Directors has authorized the restatement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: February 4, 2009	/s/ Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer